Exhibit 99.1

BioStem Technologies Announces Nasdaq Uplisting

Trading to Commence on August 7, 2026

POMPANO BEACH, Fla., August 6, 2026 — BioStem Technologies Inc. (OTC: BSEM) (“BioStem” or the “Company”), a leading regenerative medicine company focused on the development, manufacturing, and commercialization of perinatal tissue allograft products, today announced that The Nasdaq Stock Market LLC (“Nasdaq”) has completed its review of the Company’s listing application and approved the Company’s common stock for listing on The Nasdaq Capital Market. The Company’s common stock is expected to begin trading on Nasdaq on August 7, 2026 under the ticker symbol “BSEM.”

"Our uplisting to Nasdaq is an important milestone for BioStem, reflecting the significant progress we have made in strengthening our foundation, streamlining our operations, and executing on our core business strategy," said Jason Matuszewski, Chairman and CEO of BioStem Technologies. "We believe this uplisting will expand our access to capital, improve market visibility and liquidity for our shareholders, and reinforce our ability to attract exceptional talent as we continue to grow. We are deeply grateful to our partners, investors, and stakeholders for their continued support throughout this process."

Shareholders are not required to take any action as a result of the listing, and the Company’s ticker symbol “BSEM” will remain unchanged.

About BioStem Technologies, Inc. (OTC: BSEM): BioStem Technologies, Inc. is a publicly traded, biomedical innovator, focused on developing, manufacturing and commercializing advanced allograft solutions derived from perinatal tissue. The Company leverages its industry-leading proprietary BioRetain®, CryoTek® and SteriTek® processing technologies, designed to optimize the preservation of the natural properties of these tissues, supporting their use in clinical settings. Its allografts are used by clinicians across a wide range of specialties. With a growing portfolio of products, expanding clinical research initiatives, and a national commercial footprint, BioStem is committed to advancing innovation in regenerative medicine.

BioStem Technologies’ quality management system and standard operating procedures have been reviewed and accredited by the American Association of Tissue Banks (“AATB”). These systems and procedures are established in compliance with current Good Tissue Practices (“cGTP”) and current Good Manufacturing Practices (“cGMP”). BioStem’s portfolio of quality brands includes its Neox®, Clarix®, VENDAJE® and American Amnion™ product lines.

Forward-Looking Statements: Except for statements of historical fact, this press release also contains forward-looking statements. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified using words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate”, “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this press release include, without limitation, statements regarding the expected commencement and timing of trading of the Company’s common stock on Nasdaq, the anticipated benefits of the Nasdaq uplisting, including expected access to capital, market visibility, trading liquidity, the Company’s ability to attract and retain talent, and the Company’s future growth, and the Company’s ability to maintain compliance with Nasdaq’s continued listing standards.

Forward-looking statements with respect to strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that trading of the Company’s common stock on Nasdaq may not commence when expected or at all; the risk that the Company may be unable to maintain compliance with Nasdaq’s continued listing standards; the risk that the Nasdaq uplisting does not result in the anticipated benefits, including expanded access to capital, improved market visibility, increased trading liquidity, or an enhanced ability to attract and retain personnel; the competition that the Company faces, which could adversely affect its business, results of operations and financial condition; rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; the Company’s ability to convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; the risk that the Company may be unable to raise funds to expand its business; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and the other risks and uncertainties described under “Risk Factors” in the Company’s Form 10 registration statement and its subsequent filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

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Contact BioStem:
Website: www.biostemtechnologies.com
E-Mail: pr@biostemtech.com
X: @BSEM_Tech
Facebook: BioStemTechnologies

Phone: 954-380-8342

Investor Relations:

Philip Trip Taylor, Gilmartin

ir@biostemtech.com

Public Relations:

Jennifer Horton, Relevance

jennifer@relevance.com